Morgan Stanley Universal Institutional Funds, Inc. -
Global Real Estate Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	 Advance Residence Investment
Purchase/Trade Date:	 1/23/2014
Offering Price of Shares: JPY 213,330
Total Amount of Offering: 58,000
Amount Purchased by Fund: 11
Percentage of Offering Purchased by Fund: 0.019
Percentage of Fund's Total Assets: 0.06
Brokers: Mitsubishi UFJ Morgan Stanley Securities Co.,
Mizuho Securities Co. Ltd, Daiwa Securities Co. Ltd,
Nomura Securities Co. Ltd, Okasan Securities Co. Ltd,
SMBC Nikko Securities Inc., Tokai Tokyo Securities Co.
Ltd
Purchased from: Mizuho Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Hudson Pacific Properties
Purchase/Trade Date:	 1/23/2014
Offering Price of Shares: $21,500
Total Amount of Offering: 8,250,000
Amount Purchased by Fund: 1,511
Percentage of Offering Purchased by Fund: 0.018
Percentage of Fund's Total Assets: 0.07
Brokers: Wells Fargo Securities, BofA Merrill Lynch,
Barclays, Morgan Stanley, KeyBane Capital Markets
Purchased from: Wells Fargo
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Industrial & Infrastructure Fund
Purchase/Trade Date:	 1/28/2014
Offering Price of Shares: JPY 803,400
Total Amount of Offering: 8,668
Amount Purchased by Fund: 4
Percentage of Offering Purchased by Fund: 0.046
Percentage of Fund's Total Assets: 0.09
Brokers: Nomura, SMBC Nikko, Morgan Stanley,
Citigroup
Purchased from: SMBC Nikko
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Orix JREIT Inc.
Purchase/Trade Date:	 3/12/2014
Offering Price of Shares: JPY 122,850
Total Amount of Offering: 265,410
Amount Purchased by Fund: 217
Percentage of Offering Purchased by Fund: 0.082
Percentage of Fund's Total Assets: 0.25
Brokers: Daiwa Securities Co. Ltd, Nomura Securities
Co. Ltd, SMBC Nikko Securities America Inc., UBS
Securities Limited (Japan), Merrill Lynch Japan Inc.,
Mitsubishi UFJ Morgan Stanley Securities Co., Mizuho
Securities Co. Ltd, Tokai Tokyo Securities Co. Ltd, Toyo
Securities Co. Ltd.
Purchased from: Daiwa Secs, Nomura Securities, UBS
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Daiwa House REIT Investment
Corp
Purchase/Trade Date:	 3/13/2014
Offering Price of Shares: JPY 398,775
Total Amount of Offering: 44,000
Amount Purchased by Fund: 13
Percentage of Offering Purchased by Fund: 0.030
Percentage of Fund's Total Assets: 0.08
Brokers: Daiwa Securities Co. Ltd, Nomura Securities
Co. Ltd, SMBC Nikko Securities Inc., UBS Securities
Limited (Japan), Mitsubishi UFJ Morgan Stanley
Securities Co., Mizuho Securities Co. Ltd
Purchased from: Daiwa Secs, Nomura Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Nippon Building Fund Inc.
Purchase/Trade Date:	 3/13/2014
Offering Price of Shares: JPY 545,860
Total Amount of Offering: 26,500
Amount Purchased by Fund: 26
Percentage of Offering Purchased by Fund: 0.098
Percentage of Fund's Total Assets: 0.20
Brokers: Daiwa Securities Co. Ltd, Nomura Securities
Co. Ltd, Merrill Lynch Japan Inc., Mitsubishi UFJ
Morgan Stanley Securities Co., Mizuho Securities Co.
Ltd, SMBC Nikko Securities Inc.
Purchased from: Daiwa Secs, Nomura Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Japan Real Estate Investment
Purchase/Trade Date:	 4/9/2014
Offering Price of Shares: JPY 501,760
Total Amount of Offering: 57,500
Amount Purchased by Fund: 44
Percentage of Offering Purchased by Fund: 0.017
Percentage of Fund's Total Assets: 0.60
Brokers: Daiwa Securities Co. Ltd., Nomura Securities
Co., SMBC Nikko Securities Inc., Mitsubishi UFJ
Morgan Stanley Securities Co., Mizuho Securities Co.
Ltd.
Purchased from: SMBC Nikko
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 United Urban Investment Corp.
Purchase/Trade Date:	 6/4/2014
Offering Price of Shares: JPY 160,426
Total Amount of Offering: 120,000
Amount Purchased by Fund: 27
Percentage of Offering Purchased by Fund: 0.023
Percentage of Fund's Total Assets: 0.06
Brokers: Daiwa Securities Co. Ltd., Nomura Securities
Co., Ltd., SMBC Nikko Securities Inc., Mitsubishi UFJ
Morgan Stanley Securities Co., Mizuho Securities Co.
Ltd., Tokai Tokyo Securities Co. Ltd.
Purchased from: Daiwa Secs/ SMBC Nikko
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.